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                                  EXHIBIT 21.01
                           SUBSIDIARIES OF REGISTRANT

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                                                       PLACE OF
           SUBSIDIARY                                  INCORPORATION

  GREENFIELD SEED COMPANY                               USA
  D&PL INVESTING CORP.                                  USA
  TURK DELTAPINE, INC.                                  USA
  DELTA AND PINE LAND INTERNATIONAL, LTD                VIRGIN ISLANDS
  DELTAPINE AUSTRALIA, PTY., LTD.                       AUSTRALIA
  DELTA PINE DE MEXICO, S.A. DE C.V.                    MEXICO
  ATLED CORPORATION                                     USA
  D&PL CHINA, INC.                                      USA
  DELTAPINE PARAGUAY, INC.                              USA
  D&PL TECHNOLOGY CORP.                                 USA
  D&PL INVESTMENTS, INC.                                USA
  D&PL SOUTH AFRICA, INC.                               USA
  D&M INTERNATIONAL LLC                                 USA
  D&M PARTNERS                                          USA
  D&PL ARGENTINA, INC.                                  USA
  D&PL CHINA PTE, LTD.                                  SINGAPORE
  D&PL MEXICO, INC.                                     USA
  PAYMASTER TECHNOLOGY CORP.                            USA
  SURE GROW SEED, INC.                                  USA
  ELLIS BROTHERS SEED, INC.                             USA
  ARIZONA PROCESSING, INC.                              USA
  MISSISSIPPI SEED, INC.                                USA